Exhibit 99.1

For immediate release

August 4,  2021

AtriCure Reports Second Quarter 2021 Financial Results

MASON, Ohio, August 4,  2021 – AtriCure, Inc.  (Nasdaq: ATRC), a leading innovator in treatments for atrial fibrillation (Afib) and left atrial appendage (LAA) management, today announced second quarter 2021 financial results.

“Our second quarter results were driven by outperformance across our business, as strong underlying demand returned and we saw continued progress toward making our platforms the standard of care,” said Michael Carrel, President and Chief Executive Officer of AtriCure. “We are poised for accelerating growth with the recent FDA approval of our EPi-Sense® System to improve the lives of millions of patients with long-standing persistent Afib. This approval enriches the foundation of our Company, built on core technologies which continue to deliver solid growth as we address vastly underpenetrated markets.”

Second Quarter 2021 Financial Results

Revenue for the second quarter of 2021 was $71.4 million, an increase of 74.8% (an increase of 73.5% on a constant currency basis) over second quarter 2020 revenue. U.S. revenue was  $60.1 million,  an increase of $26.4 million or 78.4%, compared to second quarter 2020 revenue. U.S. revenue growth was seen across all product lines, driven by the receding impact of the COVID-19 pandemic in 2021 which resulted in stabilizing cardiac surgery procedure volumes and increasing demand.  International revenue increased $4.1 million or 57.9% (an increase of 50.2% on a constant currency basis) to $11.3 million, reflecting growth in most major markets and across product lines. On a sequential basis, worldwide revenue for the second quarter 2021 increased approximately 20% over first quarter 2021.

Gross profit for the second quarter of 2021 was $54.1 million compared to $27.7 million for the second quarter of 2020. Gross margin was 75.8%  and 67.7%  for the second quarters of 2021 and 2020 respectively, reflecting the increase in revenue and reduced fixed cost burden on cost of revenue with the return to normal production in 2021, along with the favorable impact of both geographic and product mix.

Loss from operations for the second quarter of 2021 was $15.1 million, compared to $7.3 million for the second quarter of 2020. Net loss per share was $0.36 for the second quarter of 2021, compared to $0.20 for the second quarter of 2020.

Adjusted EBITDA was a loss of $2.7 million for the second quarter of 2021 compared to a  $6.1 million loss for the second  quarter of 2020. Adjusted loss per share for the second quarter of 2021 was $0.30 compared to $0.38 for the second quarter of 2020.

Constant currency revenue, adjusted EBITDA and adjusted loss per share are non-GAAP measures. We discuss these non-GAAP measures and provide reconciliations to GAAP measures later in this release.

2021 Financial Guidance

Management is updating revenue guidance for full year 2021 to a range of $270 to $275 million, corresponding to growth of approximately 31% to 33% for the year. As with previous guidance, continued uncertainty relating to the dynamic environment with the COVID-19 pandemic could materially impact this projection.  The Company is maintaining guidance for full year 2021 adjusted EBITDA loss of approximately $10 million, and updating guidance for an adjusted loss per share of approximately $1.20.

Conference Call

AtriCure will host a conference call at 4:30 p.m. Eastern Time on Wednesday,  August 4,  2021 to discuss its second quarter 2021 financial results. The call may be accessed through an operator by calling (844) 884-9951 for domestic callers and (661) 378-9661 for international callers using conference ID number 8299332. A live audio webcast of the presentation may be accessed by visiting the Investors page of AtriCure’s corporate website at ir.atricure.com. A replay of the presentation will be available for 90 days following the presentation.

About AtriCure

AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 33 million people worldwide. Electrophysiologists and cardiothoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator®  Synergy™ Ablation System is the first medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. AtriCure’s Hybrid AFTM Therapy is a minimally invasive procedure that provides a lasting solution for long-standing persistent Afib patients. AtriCure’s cryoICE cryoSPHERE® probe is cleared for temporary ablation of peripheral nerves to block pain, providing pain relief in cardiac and thoracic procedures. For more information, visit AtriCure.com or follow us on Twitter @AtriCure.

Forward-Looking Statements

This press release contains “forward-looking statements”– that is, statements related to future events that by their nature address matters that are uncertain. This press release also includes forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit http://www.atricure.com/fls as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors. We do not undertake to update our forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure provides certain non-GAAP financial measures in this release as supplemental financial metrics.

Revenue reported on a constant currency basis is a non-GAAP measure, calculated by applying previous period foreign currency exchange rates, which are determined by the average daily Euro to Dollar exchange rate, to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue to both management and investors.

Adjusted EBITDA is calculated as Net loss before other income/expense (including interest), income tax expense, depreciation and amortization expense, share-based compensation expense, acquisition costs,  legal settlement costs, and change in fair value of contingent consideration liabilities. Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Income (Loss) (Adjusted EBITDA)” later in this release.

Adjusted loss per share is a non-GAAP measure which calculates the net loss per share before non-cash adjustments in fair value of contingent consideration liabilities and legal settlement costs. A reconciliation of adjusted loss per share reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Loss Per Share” later in this release.

The non-GAAP financial measures used by AtriCure may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financials measures included in this press release, and not to rely on any single financial measure to evaluate our business.

CONTACTS:

Angie Wirick

AtriCure, Inc.

Chief Financial Officer

(513) 755-5334

awirick@atricure.com

Lynn Pieper Lewis

Gilmartin Group

Investor Relations

(415) 937-5402

lynn@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
United States Revenue:
Open ablation	$24,839	$15,550	$45,914	$34,768
Minimally invasive ablation	9,702	4,755	18,087	11,316
Appendage management	25,156	13,021	45,743	30,440
Total ablation and appendage management	59,697	33,326	109,744	76,524
Valve tools	373	338	635	613
Total United States	60,070	33,664	110,379	77,137
International Revenue:
Open ablation	5,513	3,744	9,930	8,859
Minimally invasive ablation	1,575	1,109	2,849	2,654
Appendage management	4,194	2,271	7,452	5,333
Total ablation and appendage management	11,282	7,124	20,231	16,846
Valve tools	24	36	41	66
Total international	11,306	7,160	20,272	16,912
Total revenue	71,376	40,824	130,651	94,049
Cost of revenue	17,298	13,170	32,033	27,511
Gross profit	54,078	27,654	98,618	66,538
Operating expenses:
Research and development expenses	12,197	10,036	23,414	21,623
Selling, general and administrative expenses	56,958	24,903	106,166	67,654
Total operating expenses	69,155	34,939	129,580	89,277
Loss from operations	(15,077)	(7,285)	(30,962)	(22,739)
Other expense, net	(1,108)	(939)	(2,109)	(1,885)
Loss before income tax expense	(16,185)	(8,224)	(33,071)	(24,624)
Income tax expense (benefit)	66	12	97	20
Net loss	$(16,251)	$(8,236)	$(33,168)	$(24,644)
Basic and diluted net loss per share	$(0.36)	$(0.20)	$(0.74)	$(0.61)
Weighted average shares used in computing net loss per share:
Basic and diluted	45,035	41,649	44,834	40,160

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$159,865	$244,218
Accounts receivable, net	33,835	23,146
Inventories	37,608	35,026
Prepaid and other current assets	4,636	4,347
Total current assets	235,944	306,737
Property and equipment, net	30,175	28,290
Operating lease right-of-use assets	2,683	1,914
Long-term investments	69,770	14,178
Goodwill and intangible assets, net	362,015	362,980
Other noncurrent assets	488	440
Total assets	$701,075	$714,539
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$48,940	$40,720
Other current liabilities and current maturities of debt and leases	18,493	8,417
Total current liabilities	67,433	49,137
Long-term debt	43,669	53,435
Finance lease liabilities	10,540	10,969
Operating lease liabilities	1,833	1,180
Contingent consideration and other noncurrent liabilities	192,517	187,424
Total liabilities	315,992	302,145
Stockholders' equity:
Common stock	46	45
Additional paid-in capital	748,644	742,389
Accumulated other comprehensive (loss) income	(87)	312
Accumulated deficit	(363,520)	(330,352)
Total stockholders' equity	385,083	412,394
Total liabilities and stockholders' equity	$701,075	$714,539

ATRICURE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(In Thousands)
(Unaudited)

Reconciliation of Non-GAAP Adjusted Income (Loss) (Adjusted EBITDA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss, as reported	$(16,251)	$(8,236)	$(33,168)	$(24,644)
Income tax expense	66	12	97	20
Other expense, net	1,108	939	2,109	1,885
Depreciation and amortization expense	2,658	2,458	4,780	4,902
Share-based compensation expense	7,141	6,193	13,745	10,577
Contingent consideration adjustment	2,600	(7,504)	5,100	(5,046)
Acquisition costs	—	39	—	138
Non-GAAP adjusted loss (adjusted EBITDA)	$(2,678)	$(6,099)	$(7,337)	$(12,168)

Reconciliation of Non-GAAP Adjusted Loss Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss, as reported	$(16,251)	$(8,236)	$(33,168)	$(24,644)
Contingent consideration adjustment	2,600	(7,504)	5,100	(5,046)
Net loss excluding contingent consideration adjustment	$(13,651)	$(15,740)	$(28,068)	$(29,690)
Basic and diluted adjusted net loss per share	$(0.30)	$(0.38)	$(0.63)	$(0.74)
Weighted average shares used in computing adjusted net loss per share
Basic and diluted	45,035	41,649	44,834	40,160